Q1 2024 SHAREHOLDER LETTER INVESTORS.SHIFT4.COM COVERTION B MAJOR CASINO OPERATOR & DEAL ANNOUNCEMENT Exhibit 99.1

Non-GAAP Financial Measures and Key Performance Indicators Forward-Looking Statements We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures include: gross revenue less network fees, which includes interchange and adjustment fees; adjusted net income; adjusted net income per share; free cash flow; adjusted free cash flow; earnings before interest expense, interest income, income taxes, depreciation, and amortization (“EBITDA”); Adjusted EBITDA, Adjusted EBITDA conversion rate; and Adjusted EBITDA margin. Gross revenue less network fees represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. Adjusted net income represents net income adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations, such as acquisition, restructuring and integration costs, revaluation of contingent liabilities, non-cash impairment of intangible assets, unrealized gain on investments in securities, change in TRA liability, equity-based compensation expense, and foreign exchange and other nonrecurring items. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non- cash and other nonrecurring items that management believes are not indicative of ongoing operations. These adjustments include acquisition, restructuring and integration costs, revaluation of contingent liabilities, impairment of intangible assets, unrealized gains or losses on investments in securities, changes in TRA liability, equity-based compensation expense, and foreign exchange and other nonrecurring items. Free cash flow represents net cash provided by operating activities adjusted for non-discretionary capital expenditures. Adjusted EBITDA Margin represents Adjusted EBITDA divided by gross revenue less network fees. Adjusted Free Cash Flow represents free cash flow further adjusted for certain transactions that are not indicative of future operating cash flows, including settlement activity (which represents the change in our settlement assets and liabilities), acquisition, restructuring and integration costs, the impact of timing of annual performance bonuses, other nonrecurring expenses, and nonrecurring strategic capital expenditures that are not indicative of ongoing activities. We believe Adjusted Free Cash Flow is useful to measure the funds generated in a given period that are available to invest in the business, to repurchase stock and to make strategic decisions. The Adjusted EBITDA conversion rate is calculated as Adjusted Free Cash Flow divided by Adjusted EBITDA. We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this letter. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this letter. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain; the effect of global economic, political and other conditions on trends in consumer, business and government spending; fluctuations in inflation; our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; our reliance on third-party vendors to provide products and services; risks associated with acquisitions; our inability to protect our IT systems and confidential information, as well as the IT systems of third parties we rely on, from continually evolving cybersecurity risks, security breaches and/or other technological risks; compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for financial information prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations each of EBITDA and Adjusted EBITDA, gross revenue less network fees, adjusted net income, adjusted net income per share, free cash flow and Adjusted Free Cash Flow to, in each case, its most directly comparable GAAP financial measure are presented in Appendix - Financial Information. For 2024, we are unable to provide a reconciliation of Gross revenue less network fees, Adjusted EBITDA, and Adjusted Free Cash Flow to Gross Profit, Net Income, and net cash provided by operating activities, respectively, the nearest comparable GAAP measures, without unreasonable efforts. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. In addition, key performance indicators include end-to-end payment volume, spread and margin. End-to-end payment volume is defined as the total dollar amount of payments that we deliver for settlement on behalf of our merchants. Included in end-to-end volume are dollars routed via our international payments platform and alternative payment methods, including cryptocurrency and stock donations, plus volume we route to one or more third party merchant acquirers on behalf of strategic enterprise merchant relationships. This volume does not include volume processed through our legacy gateway-only offering. Blended Spread represents the average yield Shift4 earns on the average end-to-end payment volume processed for a given period after network fees. Blended Spread is calculated as payments-based revenue less gateway revenue and network fees for a given period divided by the end-to-end payment volume processed for the same period. and information security, marketing, cryptocurrency, and consumer protection laws across different markets where we conduct our business; our ability to continue to expand our share of the existing payment processing markets or expand into new markets; additional risks associated with our expansion into international operations, including compliance with and changes in foreign governmental policies, as well as exposure to foreign exchange rates; our ability to integrate and interoperate our services and products with a variety of operating systems, software, devices, and web browsers; our dependence, in part, on our merchant and software partner relationships and strategic partnerships with various institutions to operate and grow our business; and the significant influence Jared Isaacman, our CEO and founder, has over us, including control over decisions that require the approval of stockholders. These and other important factors discussed under the caption “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this letter. Any such forward-looking statements represent management’s estimates as of the date of this letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. 2 This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Shift4 Payments, Inc. (“we,” “our,” the “Company,” or “Shift4”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this letter, other than statements of historical fact, including, without limitation, statements relating to our position as a leader within our industry; our expectations regarding new customers, acquisitions and other transactions, including of our sales partners and their residual streams, and our ability to close said transactions on the timeline we expect or at all; our market growth and international expansion; our plans and agreements regarding future payment processing commitments; our expectations with respect to the economy; our stock price; and our anticipated financial performance, including our financing activities and our financial outlook for the remaining fiscal quarters in 2024 and future periods, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions, though not all forward-looking statements can be identified by such terms or expressions.

Dear Shareholders, 3 3 Jared Isaacman CEO jared@shift4.com circulated via email NOTE: THIS IS WORD DOC v9 FOR VERSION CONTROL - CHANGES WILL BE MADE IN WORD DOCS & PASTED HERE It has been a little over two months since my last letter, but already so much has transpired. For the most part I would say we wrapped up another reasonably strong quarter. Despite our record results and strong free cash flow, consensus estimates didn’t really capture the proper seasonal nature of our business, which is pretty understandable given we are diversifying and growing so rapidly. To help with this, we have decided to provide quarter-by-quarter guidance for the balance of the year. That stated, I know many investors have been waiting for a strategic review update and I wanted to dedicate the majority of the letter to that subject. Why a strategic review in the first place? We have been in business for nearly 25 years now, public for almost 4 years and our performance relative to our peers has been pretty stellar. Each quarter we are battling a new theory that attempts to explain away our outperformance. Not to mention, there are costs to being public especially under a needlessly depressed valuation. Was there interest? Yes. The Board received multiple formal offers from strategic parties at a share price premium materially higher than levels at the time of the review and certainly where we are trading presently. So why no deal? From my perspective, price expectations rightfully kept moving up. Shift4 has been a share taking winner throughout our existence. We have been EBITDA positive since 2004, growing volume and revenue double digits every single year including the great recession and the worst years of the pandemic. We are structurally setup to win in the verticals we have focused on and that doesn’t slow down just because there is a strategic review underway. Over the last two quarters, we have developed a partnership with one of the largest casino operator in the world and separately signed one of the largest casino properties in the world Foxwoods, with more in the works. Of course, we never slowed down winning thousands of restaurants, stadiums and ticketing deals like NFL Super Bowl champion Kansas City Chiefs. Over the last few months, we followed our strategic ecommerce customer and organically expanded into several new countries growing payment volume meaningfully. Not to mention, our M&A pipeline, including a deal announced this quarter, will deliver material synergies and set the stage for years of growth all over the world. In short, our customers are the envy of the industry, we are not going to stop growing and it was going to take a big premium to walk away from Shift4. What about going private? As the founder and largest shareholder, it should be obvious that a go-private option is usually available and others have clearly shown that to be the case. However, the go private option presents clear complexities alongside competing strategic offers. I always want my interests completely aligned with the rest of my fellow shareholders.

What is my personal commitment? I am not a founder that envisions my children running Shift4 someday. I have run Shift4 for a quarter of a century now from a teenage basement startup to the public company it is today. I own way too much of the company to ever sit on the sidelines, so I intend to see this story through as CEO. I want to ensure that Shift4’s growth and wins are problematic for the competition until such time as they choose to make the problem go away. I do accept that running a public company is a roller coaster and there will always be doubters, but with time the naysayers will run out of ammunition and our share price will better reflect the true performance of the business. So we are sticking with the plan. So what is ‘the plan’? This is still early days in the convergence of software + payments and we are at the heart of it with a winning approach that leverages our ability to buy, build or partner to succeed. As a result, we are going to grow very fast and well in excess of our peers across restaurants, hotels, sports stadiums, theme parks, ticketing and ecommerce and we are going to do it all over the world. We are very profitable, expanding margins and generating lots of free cash flow. Just as we have always done, we will deploy capital in a disciplined way with very high returns and when there is not a better strategic use of capital, we will opportunistically buy back our stock with a fresh $500 million authorization. We can do all this and manage our capital structure and leverage ratios in a responsible way. As mentioned in the start of my letter, we have accomplished so much this quarter. We are announcing some of our most impressive enterprise wins, accelerating Skytab growth, alongside exciting M&A that will further fuel growth for years in to the future. I really encourage our investors to take the time to understand the Shift4 story, why we win and our strategy for continued success. As always, I appreciate all the support from our shareholders and I am always available should you have any questions, concerns or opportunities to discuss. Regards, Jared Isaacman CEO jared@shift4.com 4 4

Performance Highlights First Quarter 2024

Q1

+50% YoY	+27% YoY	+32% YoY	$28.5M	$121.7M +36% YoY
Q1 END-TO-END PAYMENT VOLUME	GROSS PROFIT	GROSS REVENUE LESS NETWORK FEES[(A)]	NET INCOME	ADJUSTED EBITDA[(A)]

- End-to-end ("E2E") payment volume of $33.4 billion during Q1 2024, up 50% from Q1 2023.
- Gross revenue of $707.4 million, up 29% from Q1 2023.
- Gross profit of $175.9 million, up 27% from Q1 2023.
- Gross revenue less network fees[(A)] of $263.7 million, up 32% from Q1 2023.
- Net income for Q1 2024 was $28.5 million. Net income per class A and C share was $0.31 and $0.31 on a basic and diluted basis, respectively. Adjusted net income for Q1 2024 was $50.5 million, or $0.54 per class A and C share on a diluted basis.[(A)(B)]
- EBITDA of $98.7 million and Adjusted EBITDA of $121.7 million for Q1 2024, up 52% and 36%, respectively. Adjusted EBITDA margin of 46% for Q1 2024.[(A)]

Q1 End-to-End Payment Volume

($BILLION)



53% CAGR
$6.1
$8.0
$13.4
$22.3
$33.4
Q1-20
Q1-21
Q1-22
Q1-23
Q1-24

Q1 2024 E2E payment volumes were ~5x Q1 2020 levels

Gross Profit & Gross Revenue Less Network Fees[(A)]

($MILLION)



Gross Profit: 4-Year CAGR 42%
Gross Revenue Less Network Fees: 4-Year CAGR 35%
$43.4
$79.1
$47.3
$97.5
$77.6
$148.8
$138.2
$200.0
$175.9
$263.7
Q1-20
Q1-21
Q1-22
Q1-23
Q1-24

Net Income & Adjusted EBITDA[(A)]

($MILLION)



Net Income
Adjusted EBITDA
$20.4
$89.3
$36.8
$110.0
$46.5
$124.5
$19.2
$136.1
$28.5
$121.7
Q1-23
Q2-23
Q3-23
Q4-23
Q1-24

Net Cash Provided by Operating Activities & Adjusted Free Cash Flow[(A)]

($MILLION)



Net Cash Provided By Operating Activities
Adjusted Free Cash Flow
$79.4
$58.3
$91.9
$64.4
$111.7
$75.5
$105.3
$75.3
$56.7
$78.2
Q1-23
Q2-23
Q3-23
Q4-23
Q1-24

(A) See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in "Appendix - Financial Information" of this document.

(B) Adjusted net income per share for Q1 2024 is calculated using total shares of 93.0 million, which includes weighted average Class A, Class B and Class C shares of 64.5 million, 23.8 million, and 1.7 million, respectively, of which the Class B and Class C shares are exchangeable/convertible into shares of Class A common stock, and 3.0 million unvested Restricted Stock Units as of March 31, 2024, for which new Class A shares will be issued upon vesting.

SHIFT4

5

Shift4 continues to gain market share in restaurants, winning new restaurants every day 6 Intended Message: The rollout of SkyTab is accelerating, recent promotions are resonating with merchants who increasingly sensitive to cost • Highlight restaurants posted on Twitter/X and highlight ~5 operational sites in the UK (call this out) • NO location count updates • Provide commentary regarding consistent production, or accelerated production, something to provide confidence on our growth in USA and now UK/ Europe • Consider including some of the restaurant betas that Rohan is working in Canada? Restaurant Update [ADD?]: 2024 Goal: install over 30,000 SKyTab POS systems domestically Search "Shift4" on X (f.k.a. Twitter) to see dozens of installs every day!

We are winning in the restaurant space because our merchants love our product suite 7 Intended Message: The rollout of SkyTab is accelerating, recent promotions are resonating with merchants who increasingly sensitive to cost• Highlight restaurants posted on Twitter/X and highlight ~5 operational sites in the UK (call this out) • NO location count updates • Provide commentary regarding consistent production, or accelerated production, something to provide confidence on our growth in USA and now UK/ Europe • Consider including some of the restaurant betas that Rohan is working in Canada? SkyTab is a Best in Class Product [ADD?]: 2024 Goal: install over 30,000 SKyTab POS systems domestically SkyTab POS Systems Installed 38% system install growth QoQ Online Ordering Loyalty Program Marketing Tools Reservations InCharge Mobile App QR Code Solutions Reporting & Analytics Third Party Marketplace Local Onsite Support 24/7 Phone & Chat Support Lifetime Hardware Replacements Onsite Installation AI Website Builder Business Intelligence Kiosk Our Merchants Get Far More Than Just a Premiere POS System with SkyTab... The Below Features Are Included – All for Free! NEW! NEW! try another version of this aesthetically Ahead of schedule for 30,000 system installs in the U.S. in 2024 55% Restaurant SaaS growth

Continuing to expand market share in hospitality vertical Hospitality Update Denotes Gateway Conversion★ 8 8 • Highlight MGM properties • Carter Hospitality • + others ** still considering Sizzle video 1 or 2 or 3 signature win + 4 HOTELS: • Signature: Foxwoods + WYNN? • others: ◦ Acme Hospitality ◦ Ho-Chunk (GWO conversion) ◦ The Ranch at Rock Creek (GWO conversion) ◦ Sunseeker Resort (net new) Ho-Chunk operates six casinos across Wisconsin, including resort hotel accommodations, a wide range of dining options, retail stores, and world-class entertainment venues. Ho-Chunk The Ranch at Rock Creek is an all-inclusive luxury Dude Ranch experience in one of Montana’s most pristine valleys and the world's first Forbes Travel Guide five-star ranch. The Ranch at Rock Creek Sunseeker Resort is all-in-one destination resort along the scenic Peace River that reflects the unique character of southwest Florida’s Gulf Coast. Sunseeker Resort Acme Hospitality owns and operates an award-winning and innovative collection of restaurants and hotels throughout California. Acme Hospitality As the largest resort casino in North America, Foxwoods offers gaming across seven casinos and features AAA Four-Diamond hotels, a wide array of restaurants, world-renowned spas, award-winning golf, state-of-the-art theaters, and exclusive retailers. ★ ★ Shift4 has developed a relationship with a premier global operator of casino resorts with a portfolio that encompasses dozens of unique hotel, gaming, and entertainment destinations globally, including some of the most recognizable resort brands in the industry. use other pic?

Hospitality Update

Continuing to expand market share in hospitality vertical

Brasada Ranch ★


BRASADA RANCH

Brasada Ranch is a modern desert luxury retreat offering stunning views, upscale accommodations, farm-to-table dining, and a wide range of outdoor activities in the serene Cascade Mountains.

Tropical Shore Beach Resort ★


TROPICAL
BEACH RESORTS

A collection of boutique hotels offering endless options for an Old Florida-style getaway with modern amenities, all located just steps from Siesta Key's world-famous Crescent Beach.

River Street Inn ★


RIVER
STREET
INN

Located in the downtown Historic District of Savannah, the River Street Inn blends warmth and intimacy with the modern comfort and amenities of a contemporary boutique hotel.

The Eddy Taproom & Hotel ★


THE
EDDY
TAPROOM & HOTEL

The ultimate basecamp before embarking on the next adventure, The Eddy Taproom & Hotel in Golden, CO is ideally situated just outside of Denver at the base of the mountains.

Compass Hotel by Margaritaville Naples ★


COMPASS

The Compass Hotel blends Margaritaville's signature casual luxury, fun, and escapism with the convenience and comfort of a more intimate hotel setting in Naples, FL.

Mohonk Mountain House ★


Mohonk
Mountain House

Voted the #1 resort in the Northeast and Mid-Atlantic by Conde Nast Traveler, this Victorian castle resort in New York's Hudson Valley is surrounded by 40,000 acres of pristine forest.

How do we win HOTELS?

1. One of three companies with 500+ software integrations required to pursue the vertical
2. We own more links in the value chain to differentiate and provide lower cost of ownership
3. ARPU expansion from existing gateway only customers
4. Now processing payments in Canadian and European Markets

★ *Denotes Gateway Conversion*

SHIFT4

9

American Airlines Center Sports & Entertainment Update Powering payments through POS, mobile ordering, ticketing, and more 1 0 10 Shift4 will process payments for F&B concessions at American Airlines Center, home of the Dallas Mavericks, Dallas Star, and many other concerts and events throughout the year. University of Oklahoma University of Nebraska Shift4 and the White Sox have expanded their partnership to include ticket sales through Ticketmaster, in addition to the existing payment processing for F&B concessions, parking, and retail. Chicago White Sox TICKETING WIN 6 S&E wins • American Airlines Center (Dallas) - Appetize conversion • Chiefs - TM ticketing • White Sox - added ticketing (TM) • Vikings / US Bank Stadium - F&B Appetize conversion + ticketing • San Jose Sharks? - Appetize conversion • Tennessee Titans - ticketing upsell? Shift4 has partnered with the Minnesota Vikings to power payments for food & beverage concessions across US Bank Stadium and to process all ticketing transactions through Ticketmaster. The reigning Super Bowl Champions have selected Shift4 to power the team’s ticket sales at GEHA Field at Arrowhead Stadium through our integration with Ticketmaster. American Airlines Center Chicago White Sox SIGNATURE WINS - WITH TICKETING! PM to CHECK! Shift4 will be powering payments at all food & beverage concessions for Sooners fans at University of Oklahoma’s athletics venues. TICKETING WIN Shift4 will be powering payments for all food & beverage concessions at the University of Nebraska, as well as processing ticket sales through our partnership with Paciolan

Sports & Entertainment

Powering payments through POS, mobile ordering, ticketing, and more

Minor League Baseball


HOPE MILLS ROCKFISH
Surfin' Turfs
SANDHILLS BOGEYS
WINGMEN
NEW BERN SOUTHPAWS
Skippers
Luckies

Shift4 has recently partnered with seven Minor League Baseball teams to provide payment processing services, including concessions and ticketing.

New York Racing Association


NYRA

Founded in 1955, the New York Racing Association (NYRA) runs thorough-bred racing at New York's three major tracks (Aqueduct Racetrack, Belmont Park, and Saratoga Race Course) – with eleven total locations now utilizing SkyTab.

Starlight Theatre


Starlight

Providing live performances, community programs, and hosting thousands of guests in a theatre of nearly 8,000 seats, Starlight is an historic landmark nestled in the heart of Kansas City, MO.

University of Utah


UTAH
U

Shift4 will power payments for food & beverage concessions across all sports venues at the University of Utah, including Rice-Eccles Stadium and Jon M. Huntsman Center Arena.

FPC Live


FPC
live
FRANK PRODUCTIONS CONCERTS

FPC Live (Frank Productions Concerts) is a full-service concert production and promotion company that operates eight venues across Madison, WI, Columbia, MO, and Charleston, SC.

Boston Convention Center


BCEC
Boston Convention & Exhibition Center

Shift4 will process payments at the Boston Convention & Exhibition Center, a world-class event facility for conferences and trade shows with 516,000 square feet of exhibit space and 82 meeting rooms.

How do we win STADIUMS?

1. Category leading mobile experience
2. We own more links in the value chain (i.e. Payments, Hardware, mobile, concessions, restaurants, retail, parking, ticketing)
3. ARPU expansion as existing customers add ticketing and hundreds of Appetize accounts begin to effectively monetize payments

SHIFT4

11

Under nonprofits add: Association for Autism and Neurodiversity, Cure Cancer Australia, Children's Medical Research Institute, Vision Australia, Earthlight Foundation, Bay Area Services, Hillsdale College Other Verticals Update Continuing to gain momentum in new verticals 1 2 12 NON-PROFITS SEXY TECH GAMING In Europe, our relationship with online delivery platform Wolt is ramping extremely quickly. Wolt is a global leader in home delivery of essential items (food, convenience, etc.) Processing payments for Nayax, a European PSP focused on unattended retail-use-cases, including EV charging stations We entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country.we entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country. • in the process of rolling out SkyTab mobile devices through all of BetMGM's 24 sportsbooklocations across 9 states • SkyTab also being integrated with Passport Technology, a tech partner that enables cashless gaming experiences on the casino floor //// • Online gaming: ryvals.com (online gaming site targeting the interactive "competitive gamer" community); Prime Sports Betting (an online platform currently operating in Ohio & expanding); Jefebet (online betting platform customized exclusively for the underserved latino community); Rolling Riches (online gaming site blending social media with slot and casino-type games) RETAIL << TBU >> RETAIL - Russell Stover, Ledson Winery, Goodwill Puerto Rico NON PROFITS - JustGiving, Jewish Community Foundation, Catholic Charity Fund, American Heart Association, World Food Programme SEXY TECH - Pepperi, Vinseeker, Boomfi, Transak, Goldengate, Zero Hash, Grand Canyon Airline GAMING — SkyTab mobile at BetMGM sportsbook at location Nationals Stadium, Passport technology at Morongo Casino, Lotto.com, Prime Sports Betting, 10 Ten Gaming Puerto Rico We teamed up with Pepperi to offer buyers on their platform a much more efficient and convenient way to pay. Pepperi powers the front and back-office for over 1,000 B2B eCommerce merchants in over 70 countries We expanded our partnership with Goodwill to power three new stores opening in Puerto Rico We entered into an inspiring collaboration with the Cabrini Mission Foundation, which embodies the spirit of St. Frances Xavier Cabrini, the patron saint of immigrants We are now live with SkyTab mobile at our first BetMGM Sportsbook location, Nationals Stadium in Washington D.C. SkyTab devices integrated with Passport Technologies for cashless gaming experiences at the Morongo Casino outside of Palm Springs

International Expansion Update Shift4 continues to move Boldly Forward towards becoming a truly global company 1 3 13 Things to touch on: – we closed on finaro. It's a much better business today. 1/3 of net revenue from existing customers, exiting 2023 at $45m+ of EBITDA, lots of card present capabilities with operation skytabs in europe – be explicit about: close collaboration, 20 months of inegration work, would have lifted Q3 organic net revenue growth to 27% – 2024 goal to add over 10,000 restaurants and hotels in Europe and Canada, including existing multi-billion GWO conversion opportunity Intended Message: The closing of Finaro facilitates our global expansion. The business looks very different than it did 20 months ago as a direct result of Shift4's influence highlight contrast vs. worldline add comment on M&A for distribution? (+ finaro charts from Luke?) 2024 GOAL & BEYOND - Going forward, we plan to follow our strategic customer into new regions all around the world through a combination of partnerships and commercial integrations In Europe, our relationship with online delivery platform Wolt is ramping extremely quickly. Wolt is a global leader in home delivery of essential items (food, convenience, etc.) Processing payments for Nayax, a European PSP focused on unattended retail-use-cases, including EV charging stations We entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country.we entered into an agreement to process payments for Fortech, a PSP in Italy focused on fuel stations and EV charging stations throughout the country. • Live restaurants & hotels in Europe and Canada • Hospitality offerings in the Caribbean • Powering payments for EV's and unattended terminals across Europe • Following strategic customer into new emerging markets in 2024 We Are Continuing to Follow Our Global Strategic Partner into New Geographies Quickly expanding our international capabilities BIG MAP W/ FLAGS + NEW REGIONS will need to light up new geographic areas in map! -af ican continent - highly likely -mongolia + albania - definite -additional regions?? international wins by vertical -restuarants (in google doc + add 2 intl screenshots) -hospitality (in hidden hotel pg we already maid) -retail (luxplus) -S&E (YES in lude Barca) -new verticals ( in google doc under "europe") TBU Now Processing Now Processing in 2024 RESTAURANTS HOSPITALITY OTHER Notable International Wins in Our Key Verticals Hundreds of locations across the UK and Europe!

International Expansion Update Shift4 Is Bringing Its Winning Formula in the Sports & Entertainment Vertical to Europe 1 4 14 2024 GOAL & BEYOND We Are Thrilled to Announce Our First Two Stadium Wins in Europe!

Restaurants, Gaming, Sports and Entertainment, Non Profits, Airlines, Sexy Tech Shift4's Playbook Resulted in Industry-Leading EBITDA & FCF Growth (1) FCF Growth: 2024 represents Adjusted FCF based off of our 2024 Adjusted FCF guidance of 60% Adjusted FCF conversion applied against the midpoint of our 2024 Adj EBITDA guidance. (2) Total Capital Deployed defined as the cumulative capital invested from 2019-2023, excluding $311 million of share repurchases. The $2.1 billion deployed is comprised of $1.6 billion of acquisitions, and approximately $500 million of Customer Acquisition and Product Investments. Adjusted EBITDA and FCF multiples calculated based on incremental Adjusted EBITDA generated in 5-year period 2020-2024 relative to Total Capital Deployed in the prior 5 year period 2019-2023. The incremental FCF generated over the 2020-2024 period is based on 2020 FCF and 2024 Adjusted FCF. 1 5 15 2024 GOAL & BEYOND We balance between product innovation, customer acquisition, share repurchases and M&A to accelerate our strategy Thoughtful Capital Allocation is at the Beginning of Everything We Do CUSTOMER ACQUISITION • Industry-leading cloud-based restaurant POS (SkyTab) • New Vertical capabilities (e.g. ticketing, subscription billing) • Hundreds of new ISV integrations since IPO Buybacks Acquisitions and Investments PRODUCT INVESTMENT • Eliminate upfront costs for our merchants by providing essential hardware • Provide financial incentives to align our partners and salespeople • Offer promotions and unique incentives when market conditions warrant • Deployed $1.5 Billion since 2020 • Conversion to E2E feeds ARPU expansion. • Early stage investments that result in strong commercial agreements • Over the past three years, we purchased a total of 5.9 million shares at an average cost of $52.41/share The Results Over the Last 5 Years Adjusted EBITDA Growth THE RESULTS Cumulative Incremental FCF Generated $278 Million FCF of 14% Cumulative Capital Invested ($'s in Millions) FCF Growth1 EBITDA Multiple of 3.6x THE RESULTS Cumulative Incremental FCF Generated FCF Multiple of 4.9x FCF Yield of 20% Total Capital Deployed: ~$2.1B2$'s in Millions $'s in Millions Attractive payback periods under 18 months Unlocked over $500 billion of unmonetized E2E volume 6% of total outstanding shares repurchased since IPO ACQUISITIONS & INVESTMENTS • Deployed $1.5 Billion since 2020 • Conversion to E2E feeds ARPU expansion. • Early stage investments that result in strong commercial agreements Unlocked over $500 billion of unmonetized E2E volume BUYBACKS • Over the past three years, we purchased a total of 5.9 million shares at an average cost of $52.41/share As of March 31, 2024, 6% of total outstanding shares repurchased since IPO

Over $500 Billion* 222K TOTAL UNDER-MONETIZED E2E VOLUME FUNNEL TOTAL LOCATIONS $4.8K WEIGHTED AVERAGE CAC PER LOCATION BEFORE SYNERGIES * Excludes Finaro and Revel volumes The Shift4 Acquisition Playbook Is Tried & True Our approach boils down to unlocking synergies, expanding our capabilities, and most importantly unlocking payment volume conversion opportunities at the most attractive price 1 6 16 highlight contrast vs. worldline add comment on M&A for distribution? (+ finaro charts from Luke?) 2024 GOAL & BEYOND EBITDA Multiple: 5.3x FCF Yield: 14% • Take out the parts • Repurpose personnel • Obsess over operational efficiencies COST SYNERGIESREVENUE SYNERGIES Unlocking Synergies From Our Acquisitions • Blow up legacy revenue model by transforming go-to-market around payment centric value proposition • Convert existing merchants to our E2E platform • Cross-sell incremental volume (e.g. ticketing) • Win new merchants via strong competitive position Our acquisitions either expand our capabilities or top off our funnel... This strategy provides a consistent source of under-monetized payments volume conversion opportunities at a highly attractive customer acquisition cost (CAC) arrow here leading to punchline Our acquisitions provide a consistent source of under monetized payment opportunities to convert merchants onto our end-to-end platform at highly attractive customer acquisition cost (CAC) TECH CAPABILITIES CUSTOMER ACQUISITION FUNNEL Our acquisitions expand our capabilities or top off our funnel…or both

We Continue to Win by Efficiently Allocating Capital In Q1, Shift4 is announcing the intent to acquire Revel Systems — straight out of the Shift4 Playbook 1 7 17 2024 GOAL & BEYOND Blow up legacy revenue model and rebuild around payments Increase distribution of SkyTab via larger direct and dealer distribution in the U.S. and Internationally Remove parts and unlock operational efficiencies Repurpose talent towards institutional focus areas: SkyTab Product Development Enterprise Capabilities SHIFT4 PLAYBOOK 18,000+ merchant locations and $17B+ payment opportunity Not included in current guidance

See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in the "Appendix - Financial Information" of this document. Updating Our Full Year 2024 Guidance We are updating our full year 2024 guidance across our KPIs 1 8 18 Intended Message: Adjusted for contribution from Finaro/Appetize, we're looking at 31% YoY GRLNF growth in Q4 $1.30 Billion +38% YoY +44% YoY $1.35 BillionGross Revenue Less Network Fees Full Year Adjusted Free Cash Flow $167 Billion +53% YoY +61% YoY $175 BillionEnd-to-End Payment Volume $640 Million +39% YoY +47% YoY $675 MillionAdjusted EBITDA TO TO TO FY 2024 Guidance 59%+ Adj. FCF Conversion $167 Billion +53% YoY +61% YoY $175 Billion $1.30 Billion +38% YoY +44% YoY $1.35 Billion TO TO End-to-End Payment Volume Our GRLNF range remains unchanged Gross Revenue Less Network Fees TO $640 Million +39% YoY +47% YoY $675 Million Increasing the low end of our Adjusted EBITDA range Adjusted EBITDA Increasing Adjusted FCF Conversion Adjusted Free Cash Flow from $167 Billion to $183 Billion from $635 Million to $675 Million from 58%+Adj FCF Conversion 60%+ Adj. FCF Conversion Tightening the high end of our End-to-End Payment Volume range

See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in the "Appendix - Financial Information" of this document. Breaking Down Our 2024 Guidance by Quarter We are providing quarterly guidance for the balance of the year 1 9 19 Intended Message: Adjusted for contribution from Finaro/Appetize, we're looking at 31% YoY GRLNF growth in Q4 Full Year Adjusted Free Cash Flow 60%+ Adj. FCF Conversion End-to-End Payment Volume $39.0 B $41.0 B TO Q2 2024 $46.0 B $48.0 B TO Q3 2024 $49.0 B $53.0 B TO Q4 2024 $167 Billion $175 Billion TO FY 2024 +53% YoY +61% YoY Gross Revenue Less Network Fees $1.30 Billion $1.35 Billion TO FY 2024 +38% YoY +44% YoY Adjusted EBITDA $640 Million $675 Million TO FY 2024 +39% YoY +47% YoY $312 M $317 M TO Q2 2024 $345 M $365 M TO Q3 2024 $380 M $405 M TO Q4 2024 $153 M $160 M TO Q2 2024 $175 M $183 M TO Q3 2024 $191 M $210 M TO Q4 2024 format fix + change to #s from Nancy

Appendix - Financial Information 20

First Quarter of 2024 Condensed Consolidated Balance Sheets UNAUDITED In millions March 31, 2024 December 31, 2023 ASSETS Current assets Cash and cash equivalents $ 522.9 $ 455.0 Restricted cash 57.3 84.4 Settlement assets 316.4 321.2 Accounts receivable, net 252.2 256.8 Inventory 2.7 3.4 Prepaid expenses and other current assets 39.3 32.5 Total current assets 1,190.8 1,153.3 Noncurrent assets Equipment for lease, net 133.0 123.1 Property, plant and equipment, net 27.3 28.6 Right-of-use assets 20.9 22.8 Investments in securities 73.1 62.2 Collateral held by the card networks 37.5 37.7 Goodwill 1,107.4 1,111.3 Residual commission buyouts, net 208.8 229.6 Capitalized customer acquisition costs, net 55.6 51.7 Other intangible assets, net 534.4 548.8 Other noncurrent assets 19.0 18.7 Total assets $ 3,407.8 $ 3,387.8 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Settlement liabilities 308.7 315.2 Accounts payable 224.4 204.6 Accrued expenses and other current liabilities 94.6 83.9 Deferred revenue 14.7 20.6 Bank deposits 50.5 72.3 Current lease liabilities 7.4 7.8 Total current liabilities 700.3 704.4 Noncurrent liabilities Long-term debt 1,752.3 $ 1,750.2 Deferred tax liability 27.6 28.7 Noncurrent lease liabilities 17.0 18.8 Other noncurrent liabilities 14.8 17.3 Total liabilities 2,512.0 2,519.4 Stockholder's equity Additional paid-in-capital 997.1 985.9 Accumulated other comprehensive income 3.5 14.1 Retained deficit (326.1) (346.7) Total stockholders' equity attributable to Shift4 Payments, Inc. 674.5 653.3 Noncontrolling interests 221.3 215.1 Total stockholders' equity 895.8 868.4 Total liabilities and stockholders' equity $ 3,407.8 $ 3,387.8 2 1 21

First Quarter of 2024 Condensed Consolidated Statements of Operations UNAUDITED In millions, except share and per share data Three Months Ended March 31, 2024 March 31, 2023 Gross revenue $ 707.4 $ 547.0 Cost of sales (exclusive of certain depreciation and amortization expense shown separately below) (519.6) (401.6) General and administrative expenses (107.1) (85.7) Revaluation of contingent liabilities (2.1) (7.0) Depreciation and amortization expense (A) (44.8) (35.3) Professional expenses (8.0) (6.1) Advertising and marketing expenses (4.4) (2.5) Income from operations 21.4 8.8 Interest income 5.4 7.6 Other income, net 1.4 0.1 Unrealized gain on investments in securities 11.0 8.9 Change in TRA liability (1.2) (0.5) Interest expense (8.1) (8.1) Income before income taxes 29.9 16.8 Income tax benefit (expense) (1.4) 3.6 Net income 28.5 20.4 Less: Net income attributable to noncontrolling interests 7.9 5.6 Net income attributable to Shift4 Payments, Inc. $ 20.6 $ 14.8 Basic net income per share Class A net income per share - basic $ 0.31 $ 0.26 Class A weighted average common stock outstanding - basic 64,444,479 55,236,204 Class C net income per share - basic $ 0.31 $ 0.26 Class C weighted average common stock outstanding - basic 1,694,915 2,241,648 Diluted net income per share Class A net income per share - diluted $ 0.31 $ 0.24 Class A weighted average common stock outstanding - diluted 65,962,229 82,238,704 Class C net income per share - diluted $ 0.31 $ 0.24 Class C weighted average common stock outstanding - diluted 1,694,915 2,241,648 (A) Depreciation and amortization expense includes depreciation of equipment under lease of $11.9 million and $7.2 million for the three months ended March 31, 2024 and 2023, respectively. 2 2 22

First Quarter of 2024 Condensed Consolidated Statements of Cash Flows UNAUDITED In millions Three Months Ended March 31, 2024 March 31, 2023 OPERATING ACTIVITIES Net income $ 28.5 $ 20.4 Adjustments to reconcile net income to net cash provided by operating activities Depreciation and amortization 66.1 47.6 Equity-based compensation expense 22.8 20.9 Revaluation of contingent liabilities 2.1 7.0 Unrealized gain on investments in securities (11.0) (8.9) Change in TRA liability 1.2 0.5 Amortization of capitalized financing costs 2.1 2.1 Provision for bad debts 1.8 3.2 Deferred income taxes — (5.6) Unrealized foreign exchange gains (1.4) — Other noncash items (1.1) 0.3 Settlement activity, net (58.3) — Payments on contingent liabilities in excess of initial fair value (0.3) — Change in other operating assets and liabilities 4.2 (8.1) Net cash provided by operating activities 56.7 79.4 INVESTING ACTIVITIES Acquisitions, net of cash acquired — (1.2) Acquisition of equipment to be leased (24.4) (14.7) Capitalized software development costs (14.7) (10.7) Acquisition of property, plant and equipment (1.3) (2.7) Residual commission buyouts (0.9) (2.1) Proceeds from sale of investments in securities 1.6 — Net cash used in investing activities (39.7) (31.4) FINANCING ACTIVITIES Payments for withholding tax related to vesting of restricted stock units (9.1) (5.3) Payments on contingent liabilities (0.1) (0.3) Distributions to noncontrolling interests (0.3) (1.4) Net change in bank deposits (20.3) — Net cash used in financing activities (29.8) (7.0) Effect of exchange rate changes on cash and cash equivalents and restricted cash (6.5) 0.4 Change in cash and cash equivalents and restricted cash (19.3) 41.4 Cash and cash equivalents and restricted cash, beginning of period 721.8 776.5 Cash and cash equivalents and restricted cash, end of period (A) $ 702.5 $ 817.9 2 3 23 (A) The ending balance as of March 31, 2024 includes $122.3 million of settlement-related cash included within Settlement assets on the Consolidated Balance Sheet.

First Quarter of 2024

Reconciliations of Gross Revenue to Gross Profit and Gross Profit to Gross Revenue Less Network Fees

UNAUDITED
In millions

	Three Months Ended	
	March 31, 2024	March 31, 2023
Payments-based revenue	$ 655.1	$ 511.0
Subscription and other revenues	52.3	36.0
GROSS REVENUE	**707.4**	**547.0**
Less: Network fees	(443.7)	(347.0)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(75.9)	(54.6)
	187.8	145.4
Less: Depreciation of equipment under lease	(11.9)	(7.2)
GROSS PROFIT	**$ 175.9**	**$ 138.2**
GROSS PROFIT	**$ 175.9**	**$ 138.2**
Add back: Other costs of sales	75.9	54.6
Add back: Depreciation of equipment under lease	11.9	7.2
GROSS REVENUE LESS NETWORK FEES	**$ 263.7**	**$ 200.0**

	Q1 2020	Q1 2021	Q1 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Payments-based revenue	$ 176.4	$ 215.9	$ 371.5	$ 511.0	$ 600.1	$ 626.9	$ 648.0	$ 655.1
Subscription and other revenues	23.0	23.4	30.4	36.0	36.9	48.5	57.4	52.3
GROSS REVENUE	**199.4**	**239.3**	**401.9**	**547.0**	**637.0**	**675.4**	**705.4**	**707.4**
Less: Network fees	(120.3)	(141.8)	(253.1)	(347.0)	(408.9)	(432.4)	(436.1)	(443.7)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(35.7)	(45.7)	(64.2)	(54.6)	(61.2)	(62.7)	(74.1)	(75.9)
	43.4	51.8	84.6	145.4	166.9	180.3	195.2	187.8
Less: Depreciation of equipment under lease	—	(4.5)	(7.0)	(7.2)	(8.2)	(9.3)	(10.6)	(11.9)
GROSS PROFIT	**$ 43.4**	**$ 47.3**	**$ 77.6**	**$ 138.2**	**$ 158.7**	**$ 171.0**	**$ 184.6**	**$ 175.9**
GROSS PROFIT	**$ 43.4**	**$ 47.3**	**$ 77.6**	**$ 138.2**	**$ 158.7**	**$ 171.0**	**$ 184.6**	**$ 175.9**
Add back: Other costs of sales	35.7	45.7	64.2	54.6	61.2	62.7	74.1	75.9
Add back: Depreciation of equipment under lease	—	4.5	7.0	7.2	8.2	9.3	10.6	11.9
GROSS REVENUE LESS NETWORK FEES	**$ 79.1**	**$ 97.5**	**$ 148.8**	**$ 200.0**	**$ 228.1**	**$ 243.0**	**$ 269.3**	**$ 263.7**

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First Quarter of 2024

Reconciliations of Net Income to Non-GAAP Adjusted EBITDA and Net Income to Non-GAAP Adjusted Net Income

UNAUDITED
In millions, except share and per share data

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
NET INCOME	$ 20.4	$ 36.8	$ 46.5	$ 19.2	$ 28.5
Interest expense	8.1	8.0	8.0	8.0	8.1
Interest income	(7.6)	(8.8)	(9.6)	(5.9)	(5.4)
Income tax expense (benefit)	(3.6)	(3.3)	0.9	2.6	1.4
Depreciation and amortization expense	47.6	50.0	55.1	61.9	66.1
EBITDA	$ 64.9	$ 82.7	$ 100.9	$ 85.8	$ 98.7
Acquisition, restructuring and integration costs	4.3	5.8	3.2	15.0	4.0
Revaluation of contingent liabilities	7.0	5.6	8.9	1.6	2.1
Impairment of intangible assets	—	—	—	18.6	—
Unrealized gain on investments in securities	(8.9)	—	(2.6)	(0.7)	(11.0)
Change in TRA liability	0.5	0.8	1.5	0.6	1.2
Equity-based compensation expense	21.2	13.7	12.6	11.6	23.2
Foreign exchange and other nonrecurring items	0.3	1.4	—	3.6	3.5
ADJUSTED EBITDA	$ 89.3	$ 110.0	$ 124.5	$ 136.1	$ 121.7

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
ADJUSTED EBITDA	$ 89.3	$ 110.0	$ 124.5	$ 136.1	$ 121.7
GROSS REVENUE LESS NETWORK FEES	$ 200.0	$ 228.1	$ 243.0	$ 269.3	$ 263.7
ADJUSTED EBITDA MARGIN (A)	45 %	48 %	51 %	51 %	46 %
NET INCOME	$ 20.4	$ 36.8	$ 46.5	$ 19.2	$ 28.5
GROSS PROFIT	$ 138.2	$ 158.7	$ 171.0	$ 184.6	$ 175.9
NET INCOME DIVIDED BY GROSS PROFIT (B)	15 %	23 %	27 %	10 %	16 %

(A) Represents Adjusted EBITDA divided by gross revenue less network fees.

(B) Represents a margin calculated using the nearest comparable GAAP figures to Adjusted EBITDA and Gross revenue less network fees. The Company does not utilize this margin to assess the performance of its business.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
NET INCOME (A)	$ 20.4	$ 36.8	$ 46.5	$ 19.2	$ 28.5
ADJUSTMENTS:					
Acquisition, restructuring and integration costs	4.3	5.8	3.2	15.0	4.0
Revaluation of contingent liabilities	7.0	5.6	8.9	1.6	2.1
Impairment of intangible assets	—	—	—	18.6	—
Unrealized gain on investments in securities	(8.9)	—	(2.6)	(0.7)	(11.0)
Change in TRA liability	0.5	0.8	1.5	0.6	1.2
Equity-based compensation expense	21.2	13.7	12.6	11.6	23.2
Foreign exchange and other nonrecurring items	0.3	1.4	—	3.6	3.5
Tax impact of adjustments	(0.4)	(0.7)	(0.6)	(1.0)	(1.0)
ADJUSTED NET INCOME (A)	$ 44.4	$ 63.4	$ 69.5	$ 68.5	$ 50.5

RECONCILIATION OF NET INCOME PER DILUTED SHARE TO ADJUSTED NET INCOME PER SHARE

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
NET INCOME PER DILUTED SHARE (A)	$ 0.24	$ 0.42	$ 0.55	$ 0.21	$ 0.31
ADJUSTMENTS, NET OF TAX:					
Acquisition, restructuring and integration costs	0.05	0.07	0.04	0.16	0.04
Revaluation of contingent liabilities	0.08	0.07	0.10	0.02	0.02
Impairment of intangible assets	—	—	—	0.21	—
Unrealized gain on investments in securities	(0.10)	—	(0.03)	(0.01)	(0.12)
Change in TRA liability	0.01	0.01	0.02	0.01	0.01
Equity-based compensation expense	0.23	0.15	0.14	0.12	0.24
Foreign exchange and other nonrecurring items	—	0.02	—	0.04	0.04
ADJUSTED NET INCOME PER SHARE (B)	$ 0.51	$ 0.74	$ 0.82	$ 0.76	$ 0.54

(A) Net income per diluted share for Q1 2024 is calculated using weighted average fully diluted shares of 67.7 million using the Treasury Stock Method in accordance with U.S. GAAP.
(B) Adjusted net income per share for Q1 2024 is calculated using total shares of 93.0 million, which includes weighted average Class A, Class B and Class C shares of 64.5 million, 23.8 million, and 1.7 million, respectively, of which the Class B and Class C shares are exchangeable/convertible into shares of Class A common stock, and 3.0 million unvested Restricted Stock Units as of March 31, 2024, for which new Class A shares will be issued upon vesting.

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Three Months Ended March 31, 2023 June 30, 2023 September 30, 2023 December 31, 2023 March 31, 2024 NET CASH PROVIDED BY OPERATING ACTIVITIES $ 79.4 $ 91.9 $ 111.7 $ 105.3 $ 56.7 Capital expenditures (A) (28.1) (32.9) (42.3) (32.3) (40.4) FREE CASH FLOW 51.3 59.0 69.4 73.0 16.3 ADJUSTMENTS: Settlement activity, net (B) 1.7 — — (42.3) 58.3 Payments on contingent liabilities in excess of initial fair value (C) — — 2.8 15.0 0.3 Acquisition, restructuring and integration costs 4.8 5.8 2.7 14.7 5.3 Bonus timing, nonrecurring strategic capital expenditures, and other (D) 0.5 (0.4) 0.6 14.9 (2.0) ADJUSTED FREE CASH FLOW $ 58.3 $ 64.4 $ 75.5 $ 75.3 $ 78.2 Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow UNAUDITED In millions, except share and per share data First Quarter of 2024 (A) Capital expenditures include acquired equipment to be leased, capitalized software development costs and acquired property, plant and equipment. (B) Beginning in Q4 2023, amounts represent the fluctuation in the cash portion of Settlement assets related to our international business. (C) Payments on contingent liabilities in excess of the fair value estimated upon acquisition are classified as operating activities in the Statements of Cash Flows. Given these amounts are directly related to acquisitions, we have excluded them from the calculation of Adjusted Free Cash Flow. (D) For the three months ended March 31, 2024, adjustments consisted of ($4.7) million of adjustments for bonus timing and other nonrecurring items, offset by $2.7 million related to cash paid toward the upgrade of our internal IT systems. 2 6 26

First Quarter of 2024

Reconciliation of Shares

UNAUDITED

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
BEGINNING BALANCE					
Class A Shares	54,153,218	56,770,614	56,467,133	56,544,839	60,664,171
Class B Shares	25,829,016	24,162,351	23,831,883	23,831,883	23,831,883
Class C Shares	2,889,811	2,090,706	1,759,273	1,759,273	1,694,915
TOTAL SHARES OUTSTANDING - BEGINNING	**82,872,045**	**83,023,671**	**82,058,289**	**82,135,995**	**86,190,969**
ACTIVITY					
Shares Issued / Restricted Stock Units ("RSUs") Vested	151,626	549,618	77,706	4,203,285	151,053
Class B Shares Converted	1,666,665	330,468	—	—	—
Class C Shares Converted	799,105	331,433	—	64,358	—
TOTAL CLASS A SHARES ISSUED	**2,617,396**	**1,211,519**	**77,706**	**4,267,643**	**151,053**
CLASS A SHARES REPURCHASED AND RETIRED DURING THE QUARTER	—	(1,515,000)	—	(148,311)	—
ENDING BALANCE					
Class A Shares	56,770,614	56,467,133	56,544,839	60,664,171	60,815,224
Class B Shares	24,162,351	23,831,883	23,831,883	23,831,883	23,831,883
Class C Shares	2,090,706	1,759,273	1,759,273	1,694,915	1,694,915
TOTAL SHARES OUTSTANDING - ENDING	**83,023,671**	**82,058,289**	**82,135,995**	**86,190,969**	**86,342,022**
Committed but Unissued Shares - Finaro Acquisition (A)	—	—	—	3,723,809	3,723,809
Unvested RSUs - One-time awards issued at IPO	384,225	—	—	—	—
Unvested RSUs - Acquisition-related awards	153,248	158,825	158,825	31,296	513,717
Unvested RSUs - Ongoing compensation	1,313,752	1,337,581	1,178,177	1,002,254	1,266,146
Unvested RSUs - One-time discretionary awards (B)	1,535,496	1,397,637	1,356,976	1,311,660	1,259,239
Contribution from Founder (B)	(767,748)	(698,819)	(678,488)	(655,830)	(629,620)
FULLY DILUTED SHARES OUTSTANDING	**85,642,644**	**84,253,513**	**84,151,485**	**91,604,158**	**92,475,313**

EQUITY-BASED COMPENSATION EXPENSE INCURRED ON:	**Twelve Months Ended 3/31/23**	**Twelve Months Ended 6/30/23**	**Twelve Months Ended 9/30/23**	**Twelve Months Ended 12/31/23**	**Twelve Months Ended 3/31/24**
One-time awards issued at IPO	$ 11.0	$ 10.0	$ 6.6	$ 4.4	$ 2.1
Acquisition-related awards	3.9	4.3	4.9	4.1	5.6
Ongoing compensation	27.9	32.5	34.9	37.7	41.0
One-time discretionary awards	11.7	11.7	12.4	12.9	12.4
TOTAL EQUITY-BASED COMPENSATION EXPENSE	**$ 54.5**	**$ 58.5**	**$ 58.8**	**$ 59.1**	**$ 61.1**

(A) Represents shares to be issued in connection with the Finaro transaction.
(B) In Q4 2021, the Company implemented a one-time discretionary equity award program for non-management employees. The Company's Founder and CEO, Jared Isaacman, will fund half of this program through a contribution of the Founder's Class B and/or Class C shares.

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